Exhibit 99.1

AFC Enterprises Extends Filing of Form 10-K for 2004

Company Anticipates Filing by the March 28, 2005 Extended Due Date AFC Also Provides Period 1 and Period 2 Operating Performance Results for Popeyes

ATLANTA, March 10 — AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, today announced that it will file a notification with the Securities and Exchange Commission on Form 12b-25 that it will utilize the 15-day extension to file its Form 10-K for the fiscal year ended December 26, 2004. In addition, AFC released operating performance results for its Popeyes business for fiscal period 1, which began December 27, 2004 and ended January 23, 2005, and fiscal period 2, which began January 24, 2005 and ended February 20, 2005. On January 10, 2005, AFC released fourth quarter and full-year operational results for 2004.

Annual Report

AFC will be unable to file its Form 10-K report when due on March 11, 2005 due to delays in completing certain portions of its financial statements. Those delays primarily resulted from the additional time required to prepare the financial statements reflecting its Church’s Chicken brand as a discontinued operation. The Company completed the sale of its Church’s Chicken brand on December 28, 2005. AFC anticipates that it will file the Form 10-K no later than March 28, 2005.

Period 1 and Period 2 Operating Performance Results for Popeyes

Domestic System-wide Same-Store Sales Growth

Popeyes reported domestic same-store sales growth was up 2.9 percent in period 1 and up 5.8 percent in period 2 of 2005, compared to up 0.7 percent and up 2.3 percent for period 1 and period 2 of 2004. These results represented increasingly positive same-store sales for the ninth consecutive period. As previously stated, Popeyes projects full-year domestic same-store sales growth for 2005 of 2.0-3.0 percent.

The brand reported transactions for period 1 and period 2 were down 1.9 percent and positive 0.7 percent respectively, representing the most improved transactions since period 6 of 2002. This transaction improvement was primarily driven by the new product launch of Popeyes Naked Chicken Strips™, the promotion of seafood LTO’s (limited time offers) for the start of the Lenten season, and the continued emphasis on operations and food focused advertising. Popeyes average check was up 4.9 percent for period 1 and up 5.1 percent for period 2.

	Domestic Same-Store Sales Growth
	Period 1	Period 1	Period 2	Period 2
	Ended	Ended	Ended	Ended
	1/25/04	1/23/05	2/22/04	2/20/05
Company	0.5%	3.1%	4.3%	10.0%
Franchised	0.7%	2.9%	2.2%	5.6%
Total Domestic	0.7%	2.9%	2.3%	5.8%
New Unit Growth

The Popeyes system opened 15 restaurants during period 1 and period 2 of 2005, compared to 17 total system-wide openings during the same periods in 2004. These openings included six units domestically and nine units internationally which further penetrated Popeyes’ existing markets. On a system-wide basis, Popeyes had 1,823 units at the end of period 2 of 2005, comprised of 1,473 domestic units and 350 units in Puerto Rico, Guam and 24 foreign countries. This total unit count represented 1,766 franchised and 57 Company owned restaurants. Popeyes remains comfortable with its previously projected 2005 new unit openings of 120-130 restaurants.

	New Unit Openings
	Period 1	Period 1	Period 2	Period 2
	Ended	Ended	Ended	Ended
	1/25/04	1/23/05	2/22/04	2/20/05
Company	0	0	0	0
Franchised	4	4	4	2
Total Domestic	4	4	4	2
International	6	4	3	5
Total Global	10	8	7	7

	Unit Count
	Period 1	Period 1	Period 2	Period 2
	Ended	Ended	Ended	Ended
	1/25/04	1/23/05	2/22/04	2/20/05
Company	80	56	80	57
Franchised	1,365	1,418	1,367	1,416
Total Domestic	1,445	1,474	1,447	1,473
International	360	352	356	350
Total Global	1,805	1,826	1,803	1,823

Ken Keymer, President of Popeyes, stated, “We are excited by our teams efforts and our performance year-to-date. We expect this 2005 momentum to build as we continue to focus on our key strategic levers of the business — sales, profitability, and development.”

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of February 20, 2005, Popeyes had 1,823 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com .

    AFC Contact Information:
    Felise Glantz Kissell, Vice President, Investor Relations & Finance
    (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, our ability to complete our financial statements, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, completion by management and our independent auditors of their audit and attestation procedures under Section 404 of the Sarbanes-Oxley Act of 2002, our ability to successfully implement new computer systems, limitations on our business under our credit facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic t rends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2003 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.